Exhibit 10.26

SUBLEASE

BETWEEN

NETFLIX, INC.

AND

ROKU, INC.

170/180 KNOWLES DRIVE

LOS GATOS, CALIFORNIA

August 18, 2015

SUBLEASE

THIS SUBLEASE (“Sublease”) is entered into as of August 18, 2015, by and between NETFLIX, INC., a Delaware corporation (“Sublandlord”), and ROKU, INC., a Delaware corporation (“Subtenant”), with reference to the following facts:

A. Pursuant to that certain Lease Agreement dated June 11, 2010, as the same has been amended by Amendments to Lease Agreement dated November 8, 2010, April 7, 2011, August 23, 2011, and June 29, 2015 (as amended, the “Master Lease”), Knowles Los Gatos, LLC, a California limited liability company (“Landlord”), as landlord, leases to Sublandlord, as tenant, certain space (the “Master Lease Premises”) consisting of the entire rentable area of the two-story office building located at 170/180 Knowles Drive in the Town of Los Gatos. California (the “Building”). The Master Lease Premises contains a total rentable area of 44,892 rentable square feet, which for purposes of this Sublease shall not be subject to re-measurement.

B. Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, the entire Master Lease Premises, said space being more particularly identified and described on the floor plans attached hereto as Exhibit A and incorporated herein by reference (the “Subleased Premises”).

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

1. Sublease.

1.1 Subleased Premises. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental, and upon all of the conditions set forth herein, the Subleased Premises.

(a) Subleases Contingency. Sublandlord and Subtenant acknowledge and agree that this Sublease is subject to and conditioned upon the full execution and delivery by Sublandlord and Subtenant concurrently herewith (and receipt of master landlord consent, as applicable) of two additional subleases for certain additional subleased premises in the buildings located at 100 Winchester Circle (the “100 Winchester Sublease”) and 150 Winchester Circle (the “150 Winchester Sublease”) that are currently leased by Sublandlord from Sobrato Land Holdings.

1.2 Landlord’s Consent. Under the Master Lease, Sublandlord must obtain the consent of Landlord to any subletting. Therefore, and notwithstanding anything set forth in this Sublease to the contrary, this Sublease and the effectiveness hereof is conditioned upon Landlord’s consent to this Sublease as required under the terms of the Master Lease and in form and substance reasonably acceptable to Subtenant (the “Consent”), which Consent must be executed and delivered by Landlord, Sublandlord and Subtenant on or before August 31, 2015 (the date of the full execution and delivery of the Consent being referred to herein as the “Consent Date”).

1.3 Access to Subleased Premises. Sublandlord shall maintain the entry control system for the Building pursuant to the specifications more particularly described on Exhibit E attached hereto (the “Entry Control System”); and, prior to the Commencement Date, Sublandlord shall (at no cost or expense to Subtenant other than the actual cost [without mark-up] of access cards) configure such Entry Control System such that Subtenant shall have card controlled access to the Subleased Premises as noted above, and virtual/remote access to the Entry Control System including access to and control of the cameras and recording equipment pertaining to the Subleased Premises. Subtenant shall have access to the Subleased Premises on a 24/7 basis.

(a) Use of MPOE and IDF Rooms. Subtenant shall have the access to and use of all MPOE and IDF rooms serving the Building during the Term of this Sublease and shall maintain such rooms in good condition and repair, at its sole cost and expense.

2. Term.

2.1 Generally. The term of this Sublease (the “Term”) shall commence January 1, 2016 (the “Commencement Date”), and the Term shall end on December 31, 2020 (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof.

2.2 Adjustments. Notwithstanding the provisions of Section 2.1 above with respect to the Expiration Date, if, pursuant to the terms of the Master Lease, Sublandlord is required by Landlord to remove any improvements or alterations in the Subleased Premises on or before the date of expiration of the Master Lease, Sublandlord shall have the right, by written notice to Subtenant, to accelerate the Expiration Date to November 30, 2020, in order to provide Sublandlord with sufficient time following the Expiration Date in which to enter the Subleased Premises and perform any required restoration/repair work. Sublandlord agrees to give any such acceleration notice to Subtenant promptly following Sublandlord’s determination that Landlord will require any such restoration or repair, but in no event later than May 1, 2020. Any such restoration or repair work shall be at Sublandlord’s sole cost and expense, to the extent such required restoration relates to improvements installed in the Subleased Premises by or on behalf of Sublandlord prior to the date hereof; and nothing set forth herein is intended to relieve Subtenant of the obligation to remove any improvements installed in the Subleased Premises by or on behalf of Subtenant, to the extent that such removal may be required pursuant to the terms of the Master Lease. Notwithstanding the foregoing, however, within ten (10) days following any Subtenant request for Sublandlord’s consent to any tenant improvements or alterations, Sublandlord shall notify Subtenant in writing whether or not such tenant improvement or alteration will be required by Sublandlord to be removed upon expiration of the Term of this Sublease; provided, however, that if Sublandlord does not exercise its Option to Extend Lease Term (as defined in the Master Lease) and Landlord has not required such tenant improvement or alteration to be removed upon expiration of the stated Lease Term under the Master Lease, then Subtenant shall not be required to remove such tenant improvement or alteration.

2.3 Early Access. Subtenant and Subtenant’s representatives shall have the right to enter the Subleased Premises from and after the later to occur of (i) October 1, 2015 (or such earlier date as Sublandlord may make the Subleased Premises available for entry by Subtenant), and (ii) the Consent Date, so long as and on the condition that prior to such entry Subtenant shall have delivered to Sublandlord (A) the pre-paid Monthly Rent required pursuant to Section 3.3 below, (B) the Security required pursuant to Section 4 below, and (C) evidence of Subtenant’s procurement of all insurance coverage required hereunder (the date upon which Subtenant first has such access to the Subleased Premises being referred to herein as the “Early Access Date”) for the sole purposes of installation of Subtenant’s personal property and equipment, furniture, fixtures and voice and data cabling, all subject to the terms, conditions and requirements of the Master Lease. All of the rights and obligations of the parties under this Sublease (other than Subtenant’s obligation to pay Monthly Rent, but expressly including, without limitation, Subtenant’s obligation to pay the items of Additional Rent provided for in Section 3.4(b) that accrue from and after the Early Access Date, Subtenant’s obligation to carry insurance, and Subtenant’s indemnification obligations) shall commence upon the Early Access Date. Subtenant shall reasonably coordinate such entry with Sublandlord, and such entry shall be made in compliance with all terms and conditions of this Sublease, the Master Lease and the rules and regulations attached to the Master Lease.

3. Rent.

3.1 Base Rent. Subtenant shall pay to Sublandlord as base rent for the Subleased Premises during the Term (“Base Rent”), the following:

Period	Base Rent Rate Per Rentable Square Foot Per Month	Monthly Base Rent
Commencement Date through and including December 31, 2016	$2.75	$123,453.00
January 1, 2017 through and including December 31, 2017	$2.83	$127,044.36
January 1, 2018 through and including December 31, 2018	$2.92	$131,084.64
January 1, 2019 through and including December 31, 2019	$3.00	$134,676.00
January 1, 2020 through and including Expiration Date	$3.10	$135,165.20

3.2 Furniture, Fixtures & Equipment Rent. Subtenant shall pay to Sublandlord as rent for Subtenant’s use of the FF&E (defined below) during the Term as provided for in Section 18, the amount of $6,883 per month (“FF&E Rent”).

3.3 Monthly Payments. Base Rent and FF&E Rent (collectively, “Monthly Rent”) shall be paid on the first day of each month of the Term, except that Subtenant shall pay the amount of the Monthly Rent for the first month of the Term to Sublandlord within five (5) days following the Consent Date; and said pre-paid Monthly Rent will be applied to the first (1st) month’s Monthly Rent due and payable hereunder. If the Term does not begin on the first day of a calendar month or end on the last day of a month, the Monthly Rent and Additional Rent (hereinafter defined) for any partial month shall be prorated by multiplying the Monthly Rent and Additional Rent for such month by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month. All Rent (hereinafter defined) shall be payable in lawful money of the United States either by (i) wire transfer to such account as Sublandlord designates in writing upon Subtenant’s written request, (ii) automated clearing house funds or other transfer of funds to such account as Sublandlord designates in writing upon Subtenant’s request, or (iii) by regular or certified mail or recognized overnight courier to Sublandlord’s address set forth in Section 17, below, or to such other persons or at such other places as Sublandlord may designate in writing.

3.4 Additional Rent.

(a) Definitions. For purposes of this Sublease and in addition to the terms defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:

(1) “Additional Rent” shall mean the sums payable pursuant to Section 3.4(b) below.

(2) “Operating Expenses,” “Insurance Expenses,” “Utility Expenses” and “Taxes” shall have the meanings set forth in the Master Lease.

(3) “Rent” shall mean, collectively, Base Rent, FF&E Rent, all Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as “rent”, all of which are deemed and designated as rent pursuant to the terms of this Sublease.

(4) “Subtenant’s Proportionate Share” shall mean 100%.

(b) Payment of Additional Rent. In addition to the Base Rent and FF&E Rent payable pursuant to Sections 3.1 and 3.2, respectively, from and after the Early Access Date, Subtenant shall pay, as Additional Rent, the following:

(1) Landlord’s Costs. All of the amounts that accrue from and after the Early Access Date and throughout the Term and that are payable from time to time by Sublandlord to Landlord under the Master Lease for: (A) Operating Expenses; (B) Insurance Expenses; (C) Utility Expenses; and (D) Taxes. Sublandlord shall give Subtenant written notice of the amount of any Additional Rent payable pursuant to this Section 3.4(b)(1) promptly following the Sublandlord’s receipt of any billing by Landlord (each, a “Landlord’s Statement”); and Subtenant shall pay to Sublandlord the costs shown on such Landlord’s Statement within twenty (20) days after Subtenant’s receipt thereof. In the event that Landlord bills Sublandlord at any time for any such costs on an estimated basis, Subtenant shall pay such costs on an estimated basis and Sublandlord and Subtenant shall reconcile such estimated payments for any particular period against the actual costs incurred by Landlord for such period in the same manner as such reconciliation is made under the Master Lease.

(2) Utilities. To the extent that any Utility Expenses are incurred by Sublandlord directly (as opposed to being billed by Landlord to Sublandlord and payable by Subtenant pursuant to Section 3.4(b)(1) above), Subtenant shall pay to Sublandlord all such Utility Expanses that accrue from and after the Early Access Date and throughout the

Term. If requested by Subtenant, and to the extent feasible, Sublandlord shall reasonably cooperate with Subtenant to assist Subtenant to contract directly with all utility providers to the Subleased Premises, in which case Subtenant shall pay such utility costs directly to the utility provider.

(3) Sublandlord’s Work and Services. Pursuant to Sections 4(f) and (g) of the Master Lease and as elsewhere provided therein, Sublandlord shall remain responsible for the maintenance, repair and replacement of the Master Lease Premises including the building systems serving the Master Lease Premises, including, without limitation the HVAC system serving the Building. Sublandlord shall perform such work and services in a first class manner consistent with similarly situated buildings. Subtenant shall pay to Sublandlord the actual and reasonable amount of the costs (without mark-up) incurred by Sublandlord for such work performed and services supplied by Sublandlord pursuant to Sections 4(f) and (g) of the Master Lease (“Sublandlord’s Work and Services”), including service agreements and maintenance contracts, that accrue from and after the Early Access Date and throughout the Term.

(c) Monthly Estimated Payments; Annual Reconciliation. Sublandlord shall give Subtenant written notice from time to time of Sublandlord’s estimate of the monthly costs to be incurred by Sublandlord (as reasonably determined) for the Utility Expenses payable by Subtenant pursuant to Section 3.4(b)(2) and for Sublandlord’s Work and Services pursuant to Section 3.4(b)(3) (“Sublandlord’s Statement”). On or before the first day of each month following Subtenant’s receipt of any such Sublandlord’s Statement, Subtenant shall pay to Sublandlord as Additional Rent such estimated monthly amount together with the Monthly Rent owing hereunder. Promptly following the close of each calendar year, Sublandlord shall deliver to Subtenant a statement of the actual expenses incurred by Sublandlord for such Utility Expenses and Sublandlord’s Work and Services during the prior year. If on the basis of such statement. Subtenant owes an amount that is less than the estimated payments actually made by Subtenant for the calendar year just ended, Sublandlord shall credit such excess to the next payments of Rent coming due or, if the term of this Sublease is about to expire, promptly refund such excess to Subtenant. If on the basis of such statement Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the statement from Sublandlord to Subtenant. In addition, if the cost of any Utility Expanses or Sublandlord’s Work and Services or any item(s) thereof for any period is not otherwise included in a Sublandlord’s Statement, Subtenant shall pay the cost thereof within twenty (20) days after Sublandlord’s delivery of a reasonably detailed invoice therefor to Subtenant.

(d) Survival. The expiration or earlier termination of this Sublease shall not affect the obligations of Subtenant for the payment of any items of Additional rent that accrue during the Term, and such obligations shall survive the expiration or earlier termination of this Sublease.

(e) Audit. In the event Subtenant wishes to conduct an audit with respect to its payment of Additional Rent pursuant to Sections 3.4(b) above, Subtenant must notify Sublandlord in writing within six (6) months after receipt of the Landlord’s Statement or Sublandlord’s Statement, as applicable. In such event. Subtenant shall have the right to review and audit Sublandlord’s books and records with respect to the Additional Rent, and Subtenant shall pay all costs and expenses related to such audit, except that, in the event Sublandlord has overstated Additional Rent by more than five percent (5%), then Sublandlord shall reimburse Subtenant for the cost of such review and audit. Sublandlord and Subtenant will reasonably coordinate and cooperate with each other in the performance of such audit.

4. Security.

4.1 Security Amount. Within five (5) days following the Consent Date, Subtenant shall deliver to Sublandlord security (the “Security”) for the faithful performance by Subtenant of all of its obligations under this Sublease and for all losses and damages Sublandlord may suffer as a result of Subtenant’s default (beyond applicable notice and cure periods) of this Sublease, in the amount equal to three (3) months of Monthly Rent at the monthly rate in effect at the Commencement Date (the “Security Amount”), either in the form of a cash Security Deposit or a Letter of Credit, as provided for below. Without prejudice to any other remedy available to Sublandlord under this Sublease or at law, if Subtenant fails to pay rent or other sums due hereunder, or otherwise defaults (in all events beyond applicable notice and cure periods) with respect to any provisions of this Sublease, Sublandlord may use, apply or retain all or any portion of the Security Deposit or draw on the Letter of Credit, as the case may be, for the payment of any rent or other sum in default or for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant’s default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby (specifically excluding consequential, special or punitive damages).

4.2 Cash Security Deposit. If Subtenant elects to provide such Security in the form of cash (the “Security Deposit”) and Sublandlord at any time applies all or any portion of the Security Deposit as provided for above, Subtenant shall within ten (10) days after demand therefor deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to the full amount thereof and Subtenant’s failure to do so shall be a material breach of this Sublease. If Subtenant performs all of Subtenant’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without interest, to Subtenant (or, at Sublandlord’s option, to the last assignee, if any, of Subtenant’s interest hereunder) following the expiration of the Term, and after Subtenant vacates the Subleased Premises and completes any restoration or repair obligations. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Security Deposit. Sublandlord shall not be required to keep the Security Deposit separate from its other accounts. Subtenant hereby waives any and all rights under and the benefits of Section 1950.7 of the California Civil Code, and all other provisions of law applicable to security deposits in the commercial context (as now existing or hereafter amended, “Security Deposit Laws”).

4.3 Letter of Credit. If Subtenant elects to provide such Security in the form of a Letter of Credit, the following terms shall apply:

(a) Initial Letter of Credit. The Letter of Credit shall be an unconditional, irrevocable, transferable standby letter of credit (the “Initial Letter of Credit”) in the form attached hereto as Exhibit C in the Security Amount, issued by Silicon Valley Bank (the “Issuing Bank”). Subtenant shall cause the Letter of Credit to be continuously maintained in effect (whether through a Replacement Letter of Credit (defined below), amendment, renewal or extension) through the date (the “Final Letter of Credit Expiration Date”) that is the later to occur of (i) the date that is forty-five (45) days after the scheduled Expiration Date of the Term, and (ii) the date that is forty-five (45) days after Subtenant vacates the Subleased Premises and completes any restoration or repair obligations.

(b) Drawing Under Letter of Credit. In addition to the provisions of Section 4.1, Sublandlord may also draw upon the Initial Letter of Credit or any Replacement Letter of Credit on or after the occurrence of: (i) any failure by Subtenant to deliver to Sublandlord a Replacement Letter of Credit as and when required pursuant to Section 4.3(c); (ii) an uncured failure by Subtenant to perform one or more of its obligations under this Sublease and the existence of circumstances in which Sublandlord is enjoined or otherwise prevented by operation of law from giving to Subtenant a written notice which would be necessary for such failure of performance to constitute an event of default, or (iii) the appointment of a receiver to take possession of all or substantially all of the assets of Subtenant, or an assignment of Subtenant for the benefit of creditors, or any action taken or suffered by Subtenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, whether now existing or hereafter amended or enacted; provided that in the event that Subtenant fails to pay rent or other sums due hereunder, or otherwise defaults (beyond applicable notice and cure periods) with respect to any provisions of this Sublease, Sublandlord may, at Sublandlord’s sole option, draw upon a portion of the face amount of the Initial Letter of Credit or any Replacement Letter of Credit, as applicable, as required to compensate Sublandlord for damages incurred (with subsequent demands as Sublandlord incurs further damage).

(c) Delivery of Replacement Letter of Credit. Subtenant shall deliver to Sublandlord a new letter of credit (a “Replacement Letter of Credit”) (the Initial Letter of Credit and/or any Replacement Letter of Credit being referred to herein as a “Letter of Credit”) at least thirty (30) days prior to the expiry date of the Initial Letter of Credit or of any Replacement Letter of Credit held by Sublandlord. Each Replacement Letter of Credit delivered by Subtenant to Sublandlord shall: (i) be issued by a banking institution reasonably acceptable to Sublandlord; (ii) be in the same form as the letter of credit attached to this Sublease as Exhibit C; (iii) bear an expiry date not earlier than one (1) year from the date when such Replacement Letter of Credit is delivered to Sublandlord; and (iv) be in an amount not less than the Security Amount. Upon the delivery to Sublandlord of a Replacement Letter of Credit as described in this Section 4.3(c). Sublandlord shall return to Subtenant the Initial Letter of Credit or any previous Replacement Letter of Credit then held by Sublandlord.

(d) Sublandlord’s Transfer. If Sublandlord conveys or transfers its interest in the Subleased Premises and, as a part of such conveyance or transfer, Sublandlord assigns its interest in this Sublease: (i) any Letter of Credit shall be transferred to Sublandlord’s successor: (ii) Sublandlord shall be released and discharged from any further liability to Subtenant with respect to such Letter of Credit; and (iii) any Replacement Letter of Credit thereafter delivered by Subtenant shall state the name of the successor to Sublandlord as the beneficiary of such Replacement Letter of Credit and shall contain such modifications in the text of the Replacement Letter of Credit as are required to appropriately reflect the transfer of the interest of Sublandlord in the Premises.

(e) Additional Covenants of Subtenant. If, as result of any application or use by Sublandlord of all or any part of the Letter of Credit, the amount of the Letter of Credit plus any cash proceeds previously drawn by Sublandlord and not applied pursuant to this Section 4 shall be less than the Security Amount, Subtenant shall, within ten (10) days thereafter, provide Sublandlord with additional Letter(s) of Credit in an amount equal to the deficiency (or a replacement or amended Letter of Credit in the total Security Amount), and any such additional (or replacement or amended) Letter of Credit shall comply with all of the provisions of Section 4(c); if Subtenant fails to timely comply with the foregoing, then notwithstanding anything to the contrary contained in this Sublease, the same shall constitute a default by Subtenant without the necessity of additional notice or the passage of additional grace periods. Subtenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Sublandlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(f) Nature of Letter of Credit. Sublandlord and Subtenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Security Deposit Laws, and waive any and all rights, duties and obligations either party may have now or in the future relating to or arising from the Security Deposit Laws.

5. Use and Occupancy.

5.1 Use. The Subleased Premises shall be used and occupied only for those uses permitted under the Master Lease.

5.2 Compliance with Master Lease.

(a) Subtenant. Subtenant will occupy the Subleased Premises in accordance with the terms of the Master Lease and will not suffer to be done, or omit to do, any act which may result in a violation of or a default under the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Subtenant will indemnify, defend, protect and hold Sublandlord harmless from and against any loss, cost, damage or liability (including reasonable attorneys’ fees) arising out of, by reason of, or resulting from, Subtenant’s failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay the Landlord arising out of a request by Subtenant for, or the use by Subtenant of, additional or over-standard Building services from Landlord (for example, but not by way of limitation, charges associated with after-hour HVAC usage and overstandard electrical charges).

(b) Sublandlord. Sublandlord will continue to comply with the terms of the Master Lease that are not otherwise the responsibility of Subtenant under the terms of this Sublease. Sublandlord will indemnify, defend, protect and hold Subtenant harmless from and against any loss, cost, damage or liability (including reasonable attorneys’ fees) arising out of, by reason of, or resulting from, Sublandlord’s negligence or failure to perform or observe any of the terms and conditions of the Master Lease, except (i) to the extent that such occurrence is attributable, in whole or in part, to any negligent act or omission of Subtenant, its agents, employees or contractors or (ii) if such failure to perform by Sublandlord is a direct result of Subtenant’s failure to perform its obligations under this Sublease.

5.3 Landlord’s Obligations. Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder. Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. In addition, Sublandlord shall have no obligation to perform any repairs or any other obligation of Landlord under the Master Lease. Except resulting from Sublandlord’s negligence or default of its obligations under this Sublease, Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant’s obligations under this Sublease, or (ii) liability on the part of Sublandlord. Notwithstanding the foregoing, Sublandlord shall promptly take such action as may reasonably be indicated, under the circumstances, to secure such performance upon Subtenant’s request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of Landlord.

6. Master Lease and Sublease Terms.

6.1 Subject to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease. Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease. Additionally, Subtenant’s rights under this Sublease shall be subject to the terms of the Consent. During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertain to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are expressly excluded pursuant to Section 6.4 below or otherwise contradicted by or inconsistent with this Sublease (collectively such provisions referred to herein as “Excluded Provisions”), in which event the terms of this Sublease shall control over the Master Lease.

6.2 Incorporation of Terms of Master Lease. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease, except for the Excluded Provisions, in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Landlord” is used it shall be deemed to mean Sublandlord and wherever in the Master Lease the word “Tenant” is used it shall be deemed to mean Subtenant, except with respect to the Excluded Provisions. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease (a) of access or inspection, (b) to do work in the Master Lease Premises or in the Building, (c) in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

6.3 Modifications. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(a) Approvals. In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Landlord and Sublandlord.

(b) Deliveries. In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.

(c) Damage: Condemnation. Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any destruction or taking by eminent domain.

(d) Insurance. In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy.

6.4 Exclusions. Notwithstanding the terms of Section 6.2 above, Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease: Sections 1, 2, 3, 4(a), 4(b)(1), 4(b)(2)(E) - (J), 4(c), (d) and (e), 8, 14, 31, 38, 40, 62, 63 and 64; Exhibits D and E; and any of the Amendments to Lease Agreement (except that the parties recognize that, pursuant to the Fourth Amendment to Lease Agreement, (i) the Lease Term of the Master Lease has been extended, (ii) Landlord and Sublandlord confirmed that the Master Lease has been converted to a triple net lease, and (iii) Landlord’s right of recapture in the event of an assignment or sublease has been deleted). The foregoing list may not be an all-inclusive or exhaustive list of Excluded Provisions, and to the extent that any provisions of the Master Lease not included in the foregoing list are by their own terms inconsistent with or contrary to the provisions of this Sublease, such provisions shall be deemed to constitute Excluded Provisions. The Basic Lease Information shall be applicable to this Sublease for informational purposes (except that items 7 (Building), 8 (Project), 19 (Permitted Use) and 20 (Unreserved Parking Spaces) shall be applicable to this Sublease).

6.5 Modifications. Notwithstanding the terms of Section 6.2 above, the following provisions of the Master Lease are modified as described below for the purpose of their incorporation into this Sublease:

(a) Sections 4(f), 4(g), 13(b), 29 and 49. For purposes of Sections 4(f), 4(g), 13(b), 29 and 49, the term “Landlord” shall continue to mean “Landlord” (and not Sublandlord), and the term “Tenant” shall continue to mean Sublandlord in its capacity as “Tenant” (and not Subtenant).

(b) Section 13(a). The extent of Subtenant’s obligation to maintain the Subleased Premises in good condition and repair pursuant to Section 13(a) of the Master Lease is subject to and limited by Sublandlord’s continuing maintenance and repair obligations described in Sections 4(f) and 4(g) of the Master Lease.

(c) Signage. During the Term of this Sublease, Subtenant shall be permitted all of the signage rights allocated to Sublandlord pursuant to and in accordance with the terms of Section 18 of the Master Lease. The parties hereby approve Subtenant’s signage plan attached hereto as Exhibit D.

6.6 Janitorial Services. Notwithstanding anything set forth herein to the contrary, Subtenant at its sole cost and expense, shall arrange and pay for all janitorial services for the Subleased Premises, and Sublandlord shall have no responsibility to provide any such services.

6.7 CASp Inspection. As of the date of this Sublease, there has been no inspection on behalf of Sublandlord of the Subleased Premises by a Certified Access Specialist as referenced in Section 1938 of the California Civil Code.

6.8 Energy Disclosure Requirements. Subtenant agrees to cooperate with Landlord and Sublandlord to comply with any and all guidelines or controls concerning energy management and usage disclosure imposed upon Landlord and/or Sublandlord by federal or state governmental organizations or by any energy conservation association to which Landlord and/or Sublandlord is a party or which is applicable to the Building, including, without limitation, the requirements of California’s Nonresidential Building Energy Use Disclosure Program, as more particularly specified in California Public Resources Code Sections 25402.10 et seq. and regulations adopted pursuant thereto. Further, Subtenant hereby authorizes (and agrees that Landlord and Sublandlord shall have the authority to authorize) any electric or gas utility company providing service to the Building to disclose from time to time so much of the data collected and maintained by it regarding Subtenant’s energy consumption data as may be necessary to cause the Building to participate in the ENERGY STARR Portfolio Manager system and similar programs; and Subtenant further authorizes Landlord and/or Sublandlord to disclose information concerning energy use by Subtenant as Landlord and/or Sublandlord determines to be necessary to comply with applicable laws pertaining to the Building or the ownership or operation thereof.

7. Assignment and Subletting. Subtenant shall not assign this Sublease or further sublet all or any part of the Subleased Premises except subject to and in compliance with all of the terms and conditions of the Master Lease, and Sublandlord (in addition to Landlord) shall have the same rights with respect to assignment and subleasing as Landlord has under the Master Lease. Subtenant shall pay all fees and costs payable to Landlord pursuant to the Master Lease in connection with any proposed assignment, sublease or transfer of the Subleased Premises, together with all of Sublandlord’s reasonable out-of-pocket costs relating to Subtenant’s request for such consent, regardless of whether such consent is granted, and the effectiveness of any such consent shall be conditioned upon Landlord’s and Sublandlord’s receipt of all such fees and costs.

8. Default. Except as expressly set forth herein with respect to the Excluded Provisions or otherwise. Subtenant shall perform all obligations in respect of the Subleased Premises that Sublandlord would be required to perform pursuant to the Master Lease. It shall constitute an event of default hereunder if Subtenant fails to perform any obligation hereunder (including, without limitation, the obligation to pay Rent), or any obligation under the Master Lease which has been incorporated herein by reference, and, in each instance, Subtenant has not remedied such failure (i) in the case of any monetary default, five (5) calendar days after delivery of written notice and (ii) in the case of any other default, thirty (30) calendar days after delivery of written notice (provided, however, if the nature of such default reasonably requires more than thirty (30) days to cure, then Subtenant shall not be in default if it commences such cure within such thirty (30) day period and thereafter prosecutes the same to completion).

9. Remedies. In the event of any default (beyond applicable notice and cure periods) hereunder by Subtenant, Sublandlord shall have all remedies provided to the “Landlord” in the Master Lease as if a default had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Sublandlord may resort to its remedies cumulatively or in the alternative.

10. Right to Cure Defaults. If Subtenant fails to perform any of its obligations under this Sublease after expiration of applicable grace or cure periods, then Sublandlord may, but shall not be obligated to, perform any such obligations for Subtenant’s account. All costs and expenses incurred by Sublandlord in performing any such act for the account of Subtenant shall be deemed Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate allowable under law from the date of the expenditure until repaid. If Sublandlord undertakes to perform any of Subtenant’s obligations for the account of Subtenant pursuant hereto, the taking of such action shall not constitute a waiver of any of Sublandlord’s remedies. Subtenant hereby expressly waives its rights under any statute to make repairs at the expense of Sublandlord.

11. Consents and Approvals. In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord: provided, however, if such consent by Landlord is required, Sublandlord shall use diligent efforts to obtain it. Except as otherwise provided herein, Sublandlord shall not unreasonably withhold, or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Master Lease and Landlord has consented to or approved of such matter.

12. Sublandlord’s and Subtenant’s Liability.

12.1 Limitation of Liability. Notwithstanding any other term or provision of this Sublease, the liability of Sublandlord to Subtenant for any default in Sublandlord’s obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for (a) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and/or assigns to perform or cause to be performed Landlord’s obligations under the Master Lease, except to the extent the same also constitutes a breach by Sublandlord under this Sublease, (b) lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason, or (c) any damages or other liability arising from or incurred in connection with the condition of the Subleased Premises or suitability of the Subleased Premises for Subtenant’s intended uses. Subtenant shall, however, have the right to seek any injunctive or other equitable remedies as may be available to Subtenant under applicable law. Notwithstanding any other term or provision of this Sublease, no personal liability shall at any time be asserted or enforceable against Sublandlord’s shareholders, directors, officers, or partners on account of any of Sublandlord’s obligations or actions under this Sublease. As used in this Sublease, the term “Sublandlord” means the holder of the tenant’s interest under the Master Lease and “Sublandlord” means the holder of sublandlord’s interest under this Sublease. In the event of any assignment or transfer of the Sublandlord’s interest under this Sublease, which assignment or transfer may occur at any time during the Term in Sublandlord’s sole discretion, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder accruing subsequent to the date of the transfer and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord may transfer and deliver the then existing Letter of Credit to the transferee of Sublandlord’s interest under this Sublease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto. In addition, Sublandlord shall comply with all of its obligations as “Tenant” under the Master Lease except to the extent that any such obligation is the obligation of Subtenant pursuant to the terms of this Sublease. Notwithstanding any other term or provision of this Sublease, the liability of Subtenant to Sublandlord for any default in Subtenant’s obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Sublandlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Subtenant (or otherwise be indemnified by Subtenant) for lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason, except for any breach by Subtenant under Section 32 of the Master Lease. Notwithstanding any other term or provision of this Sublease, no personal liability shall at any time be asserted or enforceable against Subtenant’s shareholders, directors, officers, or partners on account of any of Subtenant’s obligations or actions under this Sublease.

12.2 Sublandlord Default. Sublandlord shall be in default hereunder only if Sublandlord has not commenced and pursued with reasonable diligence the cure of any failure of Sublandlord to meet its obligations hereunder within thirty (30) days after the receipt by Sublandlord of written notice from Subtenant of the alleged failure to perform in strict accordance with Section 17. Failure to provide the requisite notice and cure period by Subtenant under this paragraph shall be an absolute defense by Sublandlord against any claims, counterclaims or defenses of Subtenant based on the alleged failure by Sublandlord to perform any of its obligations.

13. Attorneys’ Fees. If Sublandlord or Subtenant brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to receive from the other party its costs associated therewith, including, without limitation, reasonable attorney’s fees and costs from the other party.

14. Delivery of Possession.

14.1 Generally. Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises in their “AS IS” condition as the Subleased Premises exists on the date hereof. Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture (other than the FP&E, as provided for in Section 18), fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant’s occupancy. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease. Upon termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord in reasonably good condition and repair, reasonable wear and tear excepted.

14.2 Compliance With Laws. Notwithstanding anything to the contrary set forth in Section 14.1 above, Sublandlord hereby represents and warrants to Subtenant that, as of the Early Access Date, all improvements within the Subleased Premises comply with applicable laws, ordinances, rules, regulations, and building codes, as applicable thereto, including, without limitation, the Americans With Disabilities Act (“ADA”). In the event that any governmental authority requires any modification of the Subleased Premises in order to correct any laws, ordinances, rules, regulations, and building codes, Sublandlord shall perform, or cause to be performed, such modification at no cost or expense to Subtenant (and such expense shall not be included in Additional Rent). In addition, during the Term, Sublandlord shall be responsible, at its sole cost and expense, for any alterations, modifications, repairs or upgrades to the Subleased Premises required by any governmental authority pursuant to the ADA or any rules and regulations promulgated pursuant thereto; provided, however, if any such alterations, repairs or upgrades are required as a result of any alterations performed by Subtenant or as a consequence of the manner of Subtenant’s use of the Subleased Premises, then Subtenant shall be responsible, at its sole cost and expense, for any such alterations, repairs or upgrades within the Subleased Premises.

14.3 Subtenant’s Improvements.

(a) Generally. If Subtenant desires to construct improvements within the Subleased Premises (“Subtenant Improvements”), all Subtenant Improvements shall be carried out in accordance with the applicable provisions of the Master Lease. Sublandlord will have the right to approve the plans and specifications for any proposed Subtenant Improvements, as well as any contractors whom Subtenant proposes to retain to perform such work. Subtenant will submit all such information for Sublandlord’s review and written approval prior to commencement of any such work; Sublandlord will similarly submit such plans to Landlord for review and approval. Promptly following the completion of any Subtenant Improvements or subsequent alterations or additions by or on behalf of Subtenant, Subtenant will deliver to Sublandlord a reproducible copy of “as built” drawings of such work together with a CAD file of the “as-built” drawings in the then-current version of AutoCad.

(b) Code-Required Work. If the performance of any Subtenant Improvements or other work by Subtenant within the Subleased Premises “triggers” a requirement for code-related upgrades to or improvements of any portion of the Building, Subtenant shall be responsible for the cost of such code-required upgrade or improvements.

15. Holding Over. If Subtenant fails to surrender the Subleased Premises at the expiration or earlier termination of this Sublease, occupancy of the Subleased Premises after the termination or expiration shall be that of a tenancy at sufferance. Subtenant’s occupancy of the Subleased Premises during the holdover shall be subject to all the terms and provisions of this Sublease and Subtenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Subtenant or payment by Subtenant after the expiration or early termination of this Sublease shall be construed to extend the Term or prevent Sublandlord from immediate recovery of possession of the Subleased Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Sublandlord is unable to deliver possession of the Subleased Premises to Landlord as a result of Subtenant’s holdover, Subtenant shall be liable to Sublandlord for all actual damages, including, without limitation, contractual or holdover damages that Sublandlord suffers from the holdover; Subtenant expressly acknowledges that such damages may include all of the holdover rent charged by Landlord under the Master Lease as a result of Subtenant’s holdover, which Master Lease holdover rent may apply to the entire Master Lease Premises.

16. Parking. During the Term, Subtenant shall be permitted, without charge, to use the parking spaces allocated to Sublandlord pursuant to and in accordance with the terms of Section 44 of the Master Lease.

17. Notices: Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States certified mail, return receipt requested, addressed:

(i) if to Sublandlord, at the following addresses:

Netflix, Inc.
100 Winchester Circle
Los Gatos, California 95032
Attn: Chief Financial Officer

with a copy to:

Netflix, Inc.
100 Winchester Circle
Los Gatos, California 95032
Attn: General Counsel

and (ii) if to Subtenant, at the following address:

Prior to the Commencement Date:

ROKU, Inc.

12980 Saratoga Avenue, Suite D

Saratoga, California 95070

Attn: General Counsel

With a copy to:

ROKU, Inc.

12980 Saratoga Avenue, Suite D

Saratoga, California 95070

Attn: Director of Real Estate

After the Commencement Date:

ROKU, Inc.

150 Winchester Circle

Los Gatos, California 95032

Attn: General Counsel

With a copy to:

ROKU, Inc.

150 Winchester Circle

Los Gatos, California 95032

Attn: Director of Real Estate

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified mail, three (3) business days following such mailing in accordance with this Section.

18. FF&E. During the Term, and in consideration of the FF&E Rent payable by Tenant, pursuant to Section 3.2, Subtenant shall be permitted to use the existing modular and office furniture, fixtures and equipment and associated data cabling described in more particular detail in Exhibit C attached hereto (such furniture, fixtures, and equipment together with any equipment and data cabling, being referred to collectively as the “FF&E”). The FF&E is currently located in the Subleased Premises, and additional and replacement items of FF&E are located at a storage facility operated by Vanguard Furniture (“Vanguard”) for Sublandlord (the “Storage Facility”). Subtenant shall accept the FF&E in its current condition without any warranty of fitness from Sublandlord (Subtenant expressly acknowledges that no warranty is made by Sublandlord with respect to the condition of any cabling currently located in or serving the Subleased Premises). Sublandlord shall be responsible, at its sole cost and expense, for the operation and maintenance of the Storage Facility; provided, however: that in the event that

Sublandlord elects to discontinue its use of the Storage facility, which Sublandlord may do at any time after April 1, 2016 (but not before then), Sublandlord shall so notify Subtenant and, at Subtenant’s option, Subtenant may arrange with Vanguard to continue to utilize the Storage Facility at Subtenant’s cost. So long as FF&E is stored in the Storage Facility, Subtenant shall have access to such FF&E, and may use, deposit, return, exchange and/or replace such FF&E, utilizing the online inventory control system operated by Vanguard, and Subtenant, at its sole cost and expense, shall work directly with Vanguard to coordinate Vanguard’s delivery and restocking of FF&E to and from the Storage Facility and the Subleased Premises. Sublandlord shall not be required to maintain any specific inventory levels of FF&E. For purposes of documenting the current condition of the FF&E in the Subleased Premises, Subtenant and Sublandlord shall, prior to the Commencement Date, conduct a joint walk-through of the Subleased Premises in order to inventory items of damage or disrepair. Subtenant shall use the FF&E only for the purposes for which such FF&E is intended and shall be responsible for the proper maintenance, insurance, care and reasonable repair of the FF&E used by Subtenant at the Subleased Premises, at Subtenant’s sole cost and expense, reasonable wear and tear excepted. Subtenant shall not materially modify, reconfigure or relocate any affixed cubicles located within the Subleased Premises (including, without limitation, changing the configuration of, “breaking down” or reassembly of cubicles) without first obtaining Sublandlord’s consent, which consent may not be unreasonably withheld, conditioned or delayed (by way of example, the parties agree that it would be reasonable for Sublandlord to withhold consent if the color palette of proposed additions or substitutions were not consistent with the existing FF&E (e.g., neutral colors would be acceptable), or if the number of cubicles were to be reduced (other than to an incidental extent), or if substitutions proposed by Subtenant were not of a quality consistent with the existing FF&E, or if Subtenant proposed to install non-adjustable workstations); provided, however, that Subtenant shall not be required to secure Sublandlord’s consent for cubicle reconfigurations of less than 15 cubicles, but in connection therewith, Subtenant must provide a plan for such reconfiguration to Sublandlord which will become the basis for delivery/restoration of the Subleased Premises upon the expiration or earlier termination of this Sublease. Subtenant shall not be obligated to remove or restore any FF&E upon the expiration of the Term, unless required by Sublandlord in connection with any consent given by Sublandlord if required hereunder. Sublandlord and Subtenant shall reasonably cooperate with each other regarding the use and storage of the FF&E.

19. Brokers. Subtenant represents that it has dealt directly with and only with CBRE, Inc. (Mike Charters and Jeff Houston) (“Subtenant’s Broker”), as a broker in connection with this Sublease. Sublandlord represents that it has dealt directly with and only with CBRE, Inc. (Jeff Black) (“Sublandlord’s Broker”), as a broker in connection with this Sublease. Sublandlord and Subtenant shall indemnify and hold each other harmless from all claims of any brokers other than Subtenant’s Broker and Sublandlord’s Broker claiming to have represented Sublandlord or Subtenant in connection with this Sublease. Subtenant and Sublandlord agree that Subtenant’s Broker and Sublandlord’s Broker shall be paid commissions by Sublandlord in connection with this Sublease pursuant to a separate agreement.

20. Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

21. Interpretation. This Sublease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The captions, headings and titles in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

22. USA Patriot Act Disclosures. Subtenant is currently in compliance with and shall at all times during the Term remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

23. Counterparts. This Sublease may be executed in multiple counterparts, each of which is deemed an original but which together constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all of the parties hereto. This Sublease may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Sublease signed by the other party to the same extent as if such party had received an original counterpart.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first above written.

SUBLANDLORD:	NETFLIX, INC.,
a Delaware corporation

	By:	/s/ Amy Dee
Print Name: Amy Dee
Title: Director of procurement and facilities

SUBTENANT:	ROKU, INC.,
a Delaware corporation

	By:	/s/ Stephen H. Kay
Print Name: Stephen H. Kay
Title: SVP & General Counsel

EXHIBIT A

Subleased Premises

1

EXHIBIT B

FF&E

170-180 Knowles Drive

1st floor

Workstations: 134

Small office/workstations: 10

Conference Tables: 13

Conference Chairs: 106

Bar stools: 6

Soft Seating: 12

Kitchen seating: 22

2nd floor

Workstations: 158

Conference Tables: 15

Conference Chairs: 88

Soft Seating: 32

Kitchen seating: 20

EXHIBIT B

FF&E

170-180 KNOWLES DRIVE

2ND FLOOR

1 table
4 chairs
1 SS
2 SS
2 SS
4 SS
3 SS
4 SS
1 table
13 chairs
6 tables
20 chairs
2 SS
4 SS
1 table
2 SS
1 SS
1 round table
4 chairs
3 SS
1 table
4 chairs
4 SS
1 SS
Proposed Layout
1 table
8 chairs
1 table
10 chairs
1 table
10 chairs
1 table
3 chairs
1 table
4 chairs
1 table
1 table
1 table
12 chairs
1 table
6 chairs
1 table
10 chairs
1 table

EXHIBIT C

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

NETFLIX, INC.

100 WINCHESTER CIRCLE

LOS GATOS. CA 95032

ATTN: CHIEF FINANCIAL OFFICER

APPLICANT:

ROKU, INC.

12980 SARATOGA AVENUE, SUITE D

SARATOGA, CA 95070

EXPIRATION DATE:                     (ONE YEAR FROM ISSUANCE)

LOCATION:               SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF              IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS;

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.
2.	BENEFICIARY’S DATED STATEMENT SIGNED BY AN AUTHORIZED SIGNATORY STATING THAT BENEFICIARY IS ENTITLED TO DRAW ON THIS LETTER OF CREDIT PURSUANT TO THE SUBLEASE BETWEEN ROKU. INC. AND NETFLIX, INC., AS IT MAY BE AMENDED.

THIS LETTER OF CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT THE WRITTEN CONSENT OF BENEFICIARY.

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS ORIGINAL LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION BETWEEN APPLICANT AND SILICON VALLEY BANK. THE DETAILS HEREOF SHALL PREVAIL

APPLICANT’S SIGNATURE(s)	DATE

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT. FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR ANY OTHER ADDRESS INDICATED BY YOU. IN A WRITTEN NOTICE TO US THE RECIEPT OF WHICH WE HAVE ACKNOWLEDGED. AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND                     . IN THE EVENT OF SUCH NOTICE OF NON-EXTENSION. YOU MAY DRAW HEREUNDER WITH A DRAFT STATED ABOVE AND ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT AND AMENDMENT(S). IF ANY. ALONG WITH YOUR DATED STATEMENT SIGNED BY AN AUTHORIZED SIGNATORY OF BENEFICIARY STATING THAT BENEFICIARY HAS NOT BEEN PRESENTED WITH A SUBSTITUTE LETTER OF CREDIT IN THE SAME PRINCIPAL AMOUNT, AND ON THE SAME TERMS AS THIS LETTER OF CREDIT FROM AN ISSUER REASONABLY SATISFACTORY TO YOU.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES. BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT. ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION. INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER. THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S). IF ANY. MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED [NOTE: EXHIBIT B NEEDS TO BE ATTACHED]. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE. SANTA CLARA. CA 95054. ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION.

WE HEREBY AGREE WITH THE BENEFICIARY THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK. AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION BETWEEN APPLICANT AND SILICON VALLEY BANK. THE DETAILS HEREOF SHALL PREVAIL

APPLICANT’S SIGNATURE(s)	DATE

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98). INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION BETWEEN APPLICANT AND SILICON VALLEY BANK. THE DETAILS HEREOF SHALL PREVAIL

APPLICANT’S SIGNATURE(s)	DATE

EXHIBIT A

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF                                                           US$

US DOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO.                          DATED

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
	SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.
2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.
3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).
4.	US$: AMOUNT OF DRAWING IN FIGURES.
5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.
6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.
8.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.
9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT                    .

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION BETWEEN APPLICANT AND SILICON VALLEY BANK. THE DETAILS HEREOF SHALL PREVAIL

APPLICANT’S SIGNATURE(s)	DATE

EXHIBIT D

170-180 KNOWLES DRIVE

Entry Control System

•	Camera System: Exacq Vision

The network video recorder will be turned over to Roku with full administrative rights and on its own network. Adjustments can be made to accommodate proper camera description.

•	Access System: Amag Symmetry access control server

         Amag MN-cab4+psu access panels

Roku will be provided with an Amag Symmetry client to have full control of the building.

The Access System shall be virtually demised such that Netflix and Roku shall each have separate access to the Amag access system allowing each to access only its respective designated access control hardware, card readers, alarm points and audible sounders.